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                                                                    Exhibit 23.5


                Consent of Charles R. Wilson & Associates, Inc.

     We hereby consent to the references to our firm under "The Mergers -- Real Estate Portfolio Appraisals by Wilson" in the Combined Proxy Statement and Prospectus which is a part of this Registration Statement and to the other references to our firm therein.


                                  CHARLES R. WILSON & ASSOCIATES, INC.

March 3, 1997
Pasadena, California